EXHIBIT 32.1

In connection with the Quarterly Report of Capacitive Deionization Technology Systems, Inc. ("the Company") on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dallas Talley, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i)	this Quarterly Report on Form 10-QSB fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Deionization Technology Systems, Inc.

Dated as of this 11th day of November, 2005.

/s/ Dallas Talley
Dallas Talley
Chairman of the Board and
Chief Executive Officer